Exhibit 10.21

JOINDER AGREEMENT

TO

REIMBURSEMENT AND INDEMNITY AGREEMENT

WILLIAM LYON HOMES, a Delaware corporation, (“Lyon-Delaware”) hereby acknowledges that it has received a copy and has reviewed the terms and conditions of that certain Reimbursement and Indemnity Agreement dated as of March 11, 2003, by and among WB Tustin, LLC, a Delaware limited liability company, Tustin Villas Partners, LLC, a Delaware limited liability company, Lennar Corporation, a Delaware corporation, Lennar Homes of California, Inc., a California corporation, Westbrook Real Estate Fund IV, L.P., a Delaware limited partnership, Westbrook Real Estate Co-Investment Partnership IV, L.P., a Delaware limited partnership, Terrabrook IV Land Investments, L.P., a Delaware limited partnership, and William Lyon Homes, Inc., a California corporation and a wholly-owned subsidiary of Lyon-Delaware (“Lyon”), a copy of which is attached hereto as Exhibit “A” (the “Reimbursement Agreement”).

1. Pursuant to Section 12 of the Reimbursement Agreement and in consideration of the benefits accruing to Lyon-Delaware under and pursuant to the Reimbursement Agreement and for other good and valuable consideration, Lyon-Delaware hereby acknowledges and agrees as follows:

a. Lyon-Delaware hereby joins and becomes a party to the Reimbursement Agreement and a constituent entity comprising “Lyon” thereunder, as indicated by its signature below, with the same force and effect as if originally named therein, and hereby agrees to be unconditionally and jointly and severally liable for all of the obligations of Lyon under the Reimbursement Agreement;

b. Lyon-Delaware agrees to be bound by the covenants, agreements and acknowledgements attributable to Lyon under the Reimbursement Agreement; and

c. Lyon-Delaware agrees to perform or cause the performance of all obligations required of Lyon under the Reimbursement Agreement.

2. In furtherance and not in limitation of the foregoing, if and to the extent that Lyon-Delaware would be deemed or construed to be a guarantor or surety under applicable law with respect to its obligations under the Reimbursement Agreement, Lyon-Delaware hereby agrees as follows:

a. Lyon-Delaware expressly agrees that until each and every term, covenant and condition of the Reimbursement Agreement is fully performed, Lyon-Delaware shall not be released by any act or event which might be deemed a legal or equitable discharge or exoneration of a surety, or because of any waiver, extension, modification, forbearance or delay or other act or omission of any other party thereto. Lyon-Delaware hereby expressly waives and surrenders any defense to Lyon-Delaware’s liability under the Reimbursement Agreement based upon any of the foregoing acts, omissions, things, agreements, waivers or any of them. It is the purpose and intent of the

Reimbursement Agreement that the obligations of Lyon-Delaware under it shall be absolute and unconditional under any and all circumstances, subject to and in accordance with the terms and conditions of the Reimbursement Agreement.

b. Lyon-Delaware waives:

i) all statutes of limitations as a defense to any action or proceeding brought against Lyon-Delaware by any other party to the Reimbursement Agreement, to the fullest extent permitted by law; and

ii) all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of the Reimbursement Agreement and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind, except to the extent expressly provided therein.

3. This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

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IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered by its duly authorized officers as of the date set forth below.

Dated as of March 25, 2003	WILLIAM LYON HOMES, a Delaware corporation

	By:	/s/ RICHARD S. ROBINSON
	Name:	Richard S. Robinson
	Title:	Senior Vice President

	By:	/s/ MICHAEL D. GRUBBS
	Name:	Michael D. Grubbs
	Title:	Senior Vice President

Exhibit “A”

(See Attached)

REIMBURSEMENT AND INDEMNITY AGREEMENT

This REIMBURSEMENT AND INDEMNITY AGREEMENT (this “Agreement”) is made and entered into as of March 11, 2003, by and among WB TUSTIN, LLC, a Delaware limited liability company (“WB Tustin”), TUSTIN VILLAS PARTNERS, LLC, a Delaware limited liability company (“Tustin Villas”), LENNAR CORPORATION, a Delaware corporation (“Lernnar Corporation”), LENNAR HOMES OF CALIFORNIA, INC., a California corporation (“Lennar California”; together with Lennar Corporation, individually and collectively, “Lennar”), WILLIAM LYON HOMES, INC. a California corporation (individually, and individually and collectively with Lyon-Delaware (as defined below) after the date of the Joinder Agreement described below, “Lyon”), WESTBROOK REAL ESTATE FUND IV, L.P., a Delaware limited partnership (“WREF”). WESTBROOK REAL ESTATE CO-INVESTMENT PARTNERSHIP IV, L.P., a Delaware limited partnership (“WREC”; together with Lennar and WREF, individually and collectively, the “Guarantors”), and TERRABROOK IV LAND INVESTMENTS, L.P., a Delaware limited partnership (“Terrabrook”). As used herein, WB Tustin and Tustin Villas shall be referred to individually as a “Member” and collectively as the “Members”.

WHEREAS, WB Tustin and Tustin Villas are all of the “Members” of Marble Mountain Partners, LLC, a Delaware limited liability company (the “Company”), which was formed pursuant to that certain Certificate of Formation filed with the Secretary of State of Delaware on September 19, 2002, and which is governed by that certain Limited Liability Company Agreement of the Company dated as of January 23, 2003 (the “Company Operating Agreement”);

WHEREAS, the Company, directly or through one or more special purpose entities wholly owned by the Company, is currently proposing to acquire all or a portion of the Property (as defined in the Company Operating Agreement), enter into certain revolving financing transactions with California Bank & Trust, a California banking corporation, Ohio Savings Bank, a federal savings bank, HSBC Realty Credit Corporation (USA), a Delaware corporation, and United Commercial Bank, a California banking corporation (together with the other banks and financial institutions from time to time party thereto, collectively, “Lender”), in the maximum principal amount of $105,000,000 (the “Loan”), which Loan will be secured by the interests of the Company in the Property;

WHEREAS, as a condition to making the Loan, Lender has required each of the Guarantors and Terrabrook to indemnify Lender for, and guarantee payment to Lender of, certain obligations (such obligations, collectively, the “Guarantor Obligations”) as more particularly set forth in each Maintenance Agreement and Limited Guaranty of even date herewith made by each Guarantor and Terrabrook to Lender (collectively, the “Maintenance Agreement”);

WHEREAS, the parties to the Company Operating Agreement have agreed to allocate the Guarantor Obligations and certain other liabilities arising under the Loan Documents (as defined in the Maintenance Agreement) in accordance with the provisions of the Company Operating Agreement, including without limitation Sections 8.6 and 10.1 thereof;

WHEREAS, WREF, WREC and Terrabrook hold certain direct or indirect interests in WB Tustin, and Lennar and Lyon hold certain direct or indirect interests in Tustin Villas; and

WHEREAS, the parties hereto wish to allocate their respective maximum obligations for the Guarantor Obligations and to provide for indemnification with respect to liability in excess of such liability.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Definitions. Initially capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Company Operating Agreement.

2. Reimbursement Obligations.

(a) Although (x) each of the Guarantors is liable for payment and performance of the Guarantor Obligations as more particularly set forth in the Maintenance Agreement, (y) the Builder, Lennar and Lyon are liable under the Letters of Credit as more particularly set forth in certain agreements (the “LC Documents”) entered into between such parties and the issuer of the Letters of Credit (collectively, the “LC Obligations”) and (z) the parties hereto may incur Damages (as defined below) relating to or arising out of the Separate Liability defined below (together with the Guarantor Obligations and the LC Obligations, collectively, the “Reimbursement Obligations”), the parties hereto agree that the maximum exposure of (i) Tustin Villas, Tustin Villas’ members, Lennar and Lyon (collectively, the “Lennar/Lyon Parties”), on the one hand, and (ii) WB Tustin, WB Tustin’s members, WREF, WREC and Terrabrook (collectively, the “WB Parties”), on the other hand, shall be limited as follows, and that each of the Lennar/Lyon Parties, on the one hand, and the WB Parties, on the other hand, shall, among themselves, have liability with respect to the Reimbursement Obligations, regardless of any contrary language in the Maintenance Agreement, any of the other Loan Documents, the Company Operating Agreement, or otherwise, as follows:

(i) In the event that any Letter of Credit is drawn upon by Lender (a “Drawn LOC”), and no event has taken place, or does take place, under the terms of any Builder Purchase and Sale Agreement that would entitle the Company to draw upon such Letter of Credit, then (i) the Lennar/Lyon Parties hereby agree to cause Tustin Villas to make such contributions, if any, as may be required by Tustin Villas in accordance with Section 8.6 of the Company Operating Agreement, and (ii) the WB Parties hereby agree to cause WB Tustin to make such contributions, if any, as may be required by WB Tustin in accordance with Section 8.6 of the Company Operating Agreement. Except as expressly set forth in the foregoing sentence, any and all other liability under any Letter of Credit shall be borne by the parties as set forth in such Letter of Credit and the LC Documents.

(ii) Except as otherwise set forth in Sections 2(a)(iii), 2(a)(iv) or 2(b), below, (A) the Lennar/Lyon Parties shall collectively have a percentage of liability with respect to any payment of the Guarantor Obligations made by any Guarantor that is equal to Tustin Villa’s Allocable Share (as defined in the Company Operating Agreement) (such Allocable Share, the “Lennar/Lyon Percentage”), and (B) the WB Parties shall collectively have a percentage of liability with respect to any payment of the Guarantor Obligations made by any Guarantor that is equal to WB Tustin’s Allocable Share (such Allocable Share, the “WB Percentage”). Except as otherwise set forth in Sections 2(a)(iii), 2(a)(iv) or 2(b) below, (A) if any of the Lennar/Lyon Parties is called upon to pay and actually does pay amounts under or pursuant to any of the Guarantor Obligations in excess of the Lennar/Lyon Percentage of such Guarantor Obligations, the WB Parties, hereby jointly and severally, absolutely, irrevocably and unconditionally, agree to reimburse such Lennar/Lyon Party upon demand an amount such that after giving effect to such reimbursement the Lennar/Lyon Parties shall have collectively borne only the Lennar/Lyon Percentage with respect to such Guarantor Obligations, and (B) if any of the WB Parties is called upon to pay and actually does pay amounts under or pursuant to any of the Guarantor Obligations in excess of the WB Percentage of such Guarantor Obligations, the Lennar/Lyon Parties, hereby jointly and severally, absolutely, irrevocably and unconditionally, agree to reimburse such WB Party upon demand an amount such that after giving effect to such reimbursement the WB Parties shall have collectively borne only the WB Percentage with respect to such Guarantor Obligations; and

(iii) Notwithstanding anything to the contrary set forth in Section 2(a)(ii), above, but subject to Section 2(a)(iv), below, in the event and to the extent that (A) any of the Lennar/Lyon Parties (or any person or entity acting for or on behalf of any Person controlling or controlled by any of the Lennar/Lyon Parties or any Affiliate of such Person (a “Lennar/Lyon Related Person”)) takes or fails to take, without the written consent of WB Tustin, any action (x) that constitutes gross negligence or willful misconduct, or (y) which is based solely on a default by any Lennar/Lyon Party or any Lennar/Lyon Related Person of any representation, warranty or covenant relating specifically to such Lennar/Lyon Party and/or such Lennar/Lyon Related Person, as the case may be (and not to the operation of the Property), and which, in either case, results in liability under the Maintenance Agreement or under a Loan Document (any such included liability, a “Lennar/Lyon Separate Liability”), then the Lennar/Lyon Parties shall jointly and severally (1) be liable for one hundred percent (100%) of all such Lennar/Lyon Separate Liability and (2) indemnify, defend and hold harmless the WB Parties from and against (excluding all consequential and/or punitive damages) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for the WB Parties in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not any of the WB Parties shall be designated a party thereto), that may be imposed on, incurred by, or asserted against any of the WB Parties in any manner relating to or arising out of such Lennar/Lyon Separate Liability (collectively, “Lennar/Lyon Damages”); provided, however, that the principal amount of any loan that is required to be repaid as a result of any Lennar/Lyon Separate Liability shall not constitute Lennar/Lyon Damages, and (B) any of the WB Parties (or any person or entity acting for or on behalf of any Person controlling or controlled by any of the WB Parties or any Affiliate of such Person (a “WB Related Person”)) takes or fails to take, without the written consent of Tustin Villas, any action (x) that constitutes gross negligence or willful misconduct, or (y) which is based solely on a default by any WB Party or any WB Related Person of any representation, warranty or covenant relating specifically to such WB Party and/or such WB Related Person, as the case may be (and not to the operation of the Property), and which, in either case, results in liability under the Maintenance Agreement or under a Loan Document (any such included liability, a “WB Separate Liability”; together with the Lennar/Lyon Separate Liability, collectively, the “Separate Liability”), then the WB Parties shall jointly and severally (1) be liable for one hundred percent (100%) of all such WB Separate Liability and (2) indemnify, defend and hold harmless the Lennar/Lyon Parties from and against (excluding all consequential and/or punitive damages) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for the Lennar/Lyon Parties in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not any of the Lennar/Lyon Parties shall be designated a party thereto), that may be imposed on, incurred by, or asserted against any of the Lennar/Lyon Parties in any manner relating to or arising out of such WB Separate Liability (collectively, “WB Damages”); provided, however, that the principal amount of any loan that is required to be repaid as a result of any WB Separate Liability shall not constitute WB Damages. To the extent that the foregoing may be unenforceable because it violates any law or public policy, the indemnifying parties hereunder shall, jointly and severally, pay or contribute to the indemnified parties hereunder the maximum portion that such indemnifying parties are permitted to pay and/or contribute to satisfy under applicable law to the payment and satisfaction of all monetary obligations incurred under the Maintenance Agreement by such indemnified Persons.

(iv) In the event that the Lennar/Lyon Separate Liability of any Lennar/Lyon Party includes the repayment of any principal amount of any loan to the Company or Moffett Meadows Partners, LLC, a Delaware limited liability company (“Moffett Meadows”), including the Loan, whether through a Drawn LOC or otherwise, such Lennar/Lyon Party shall cause Tustin Villas to make a Special Loan to the Company as more particularly set forth in Section 10.1 of the Company Operating Agreement, or shall make such a Special Loan to the Company on their own. In the event that the WB Separate Liability of any WB

Party includes the repayment of any principal amount of any loan to the Company or Moffett Meadows, including the Loan, whether through a Drawn LOC or otherwise, such WB Party shall cause WB Tustin to make a Special Loan to the Company as more particularly set forth in Section 10.1 of the Company Operating Agreement, or shall make such a Special Loan to the Company on their own.

(b) Notwithstanding anything in this Agreement to the contrary, including, without limitation, Section 2(a), above, the Guarantors and Terrabrook each acknowledge and agree that neither WREC nor WREF shall have any liability under this Agreement or the Maintenance Agreement with respect to payments made or required to be made by Lender by any of the parties hereto pursuant to Section 2.7 of the Maintenance Agreement.

(c) This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of each party; provided, however, that the sale, assignment or other transfer of all or any portion of any direct or indirect interest in the Company by a Member or any Guarantor shall not result in a release of any party of its liability under this Agreement.

3. Remedies. If any party to this Agreement fails to reimburse any other party to this Agreement as required hereunder within ten (10) business days following written demand therefor, the party who is entitled to but does not receive payment (the “Aggrieved Party”) may exercise any right or remedy available to it at law or in equity, including the right to sue for specific performance hereof, and the Aggrieved Party shall additionally be entitled to interest on the unpaid amount accrued at a rate equal to the lower of eighteen percent (18%) per annum and the highest rate permitted by applicable law, and to recover from the other party the Aggrieved Party’s out-of-pocket costs incurred in connection with the enforcement of this Agreement, including reasonable attorneys’ fees and expenses incurred before and at trial, at all levels, and whether or not suit is instituted.

4. Guarantor Waivers. If and to the extent that any of the parties hereto (for the purposes of this Section 4 only, being individually and collectively referred to herein as “Guarantor”), would be deemed or construed to be a guarantor or surety under applicable law with respect to its obligations hereunder, each such Guarantor hereby agrees as follows:

(a) Guarantor expressly agrees that until each and every term, covenant and condition of this Agreement is fully performed, Guarantor shall not be released by any act or event which might be deemed a legal or equitable discharge or exoneration of a surety, or because of any waiver, extension, modification, forbearance or delay or other act or omission of any other party hereto. Guarantor hereby expressly waives and surrenders any defense to Guarantor’s liability under this Agreement based upon any of the foregoing acts, omissions, things, agreements, waivers or any of them. It is the purpose and intent of this Agreement that the obligations of Guarantor under it shall be absolute and unconditional under any and all circumstances, subject to and in accordance with the terms and conditions of this Agreement.

(b) Each Guarantor waives:

(i) all statutes of limitations as a defense to any action or proceeding brought against Guarantor by any other party hereto, to the fullest extent permitted by law;

(ii) all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Agreement and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind, except to the extent expressly provided herein.

5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

6. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, incorporates all prior negotiations and understandings with respect to such subject matter and may be amended solely by an instrument in writing executed by all of the parties.

7. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute but one and the same agreement.

8. Waiver of Jury. EACH OF THE PARTIES HERETO, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT.

9. Third Parties Not Benefited. Nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any person or entity other than the parties and their respective successors and assigns, nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision of this Agreement give any third person any right of subrogation or action over or against any party to this Agreement.

10. Attorney’s Fees. If any party hereto obtains a judgment against any other party hereto by reason of the breach of this Agreement or the failure to comply with the terms hereof, reasonable attorneys’ fees and costs as fixed by the court shall be included in such judgment.

11. Joint and Several. Each of the parties hereto hereby acknowledges and agrees that (i) the obligations of Lennar Corporation, Lennar California and Lyon under this Agreement are joint and several in all respects and (ii) the obligations of WREC and WREF under this Agreement are joint and several in all respects.

12. Joinder. Lyon shall cause its sole shareholder, William Lyon Homes, a Delaware corporation (“Lyon-Delaware”), within thirty (30) days of the date hereof, to execute and deliver a joinder agreement (the “Joinder Agreement”) in form and substance reasonably satisfactory to the other parties hereto, evidencing Lyon-Delaware’s agreement to become jointly and severally liable for all of Lyon’s obligations under this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

WB TUSTIN, LLC, a Delaware limited liability company				TUSTIN VILLAS PARTNERS, LLC, a Delaware limited liability company

By:	/s/ GREGORY J. HARTMAN			By:	Lennar Homes of California, a California corporation
Name:	Gregory J. Hartman
Its:	Vice President				By:	/s/ MICHAEL P. WHITE
					Name:	Michael P. White
					Its:	Vice President

WESTBROOK REAL ESTATE FUND IV, L.P., a Delaware limited partnership				WESTBROOK REAL ESTATE CO-INVESTMENT PARTNERSHIP IV, L.P., a Delaware limited partnership

By:	Westbrook Real Estate Partners Management IV, L.L.C., its general partner			By:	Westbrook Real Estate Partners Management IV, L.L.C, its general partner

	By:	Westbrook Real Estate Partners, L.L.C, its managing member			By:	Westbrook Real Estate Partners L.L.C, its managing member

		By:	/s/ GREGORY J. HARTMAN		By:	/s/ GREGORY J. HARTMAN
		Name:	Gregory J. Hartman		Name:	Gregory J. Hartman
		Title:	Member		Title:	Member

LENNAR CORPORATION, a Delaware corporation					LENNAR HOMES OF CALIFORNIA, INC., a California corporation
By:	/s/ JON JAFFE				By:	/s/ MICHAEL P. WHITE
Name:	Jon Jaffe				Name:	Michael P. White
Its:	Vice President				Its:	Vice President

TERRABROOK IV LAND INVESTMENTS, L.P., a Delaware limited partnership			WILLIAM LYON HOMES, INC., a California corporation
			By:	/s/ THOMAS J. MITCHELL
By:	Terrabrook Fund IV, GP, L.L.C., a Delaware limited liability company, its general partner		Name:	Thomas J. Mitchell
			Its:	Senior Vice President

	By:	/s/ GREGORY J. HARTMAN	By:	/s/ RICHARD S. ROBINSON
			Name:	Richard S. Robinson
	Its:	Vice President	Its:	Senior Vice President

By:	Terrabrook Co-Investment IV, GP, L.L.C., a Delaware limited liability company, its general partner

	By:	/s/ GREGORY J. HARTMAN
	Its:	Vice President